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                                                                   Exhibit 15.2


Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-145973) and in the related prospectus of Empresas ICA, S.A.B. de C.V. of our report dated April 25, 2008, with respect to the consolidated financial statements of ICA Fluor Daniel, S. de R. L. de C.V. and subsidiaries, which report is included in the Annual Report on Form 20-F of Empresas ICA, S.A.B. de C.V. for the year ended December 31, 2007, filed with the Securities and Exchange Commission.



                                               Mancera, S.C.
                                          A Member Practice of
                                          Ernst & Young Global


                                             /s/ Luis F. Ortega
                                             Luis F. Ortega



Mexico City
June 10, 2008